UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 1, 2006 (April 25, 2006)

STATE AUTO FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Ohio	000-19289	31-1324304
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

518 East Broad Street, Columbus, Ohio	43215-3976
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (614) 464-5000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2. Financial Information

Item 2.02. Results of Operations and Financial Condition.

On April 25, 2006, State Auto Financial Corporation (the “Company”) issued a press release disclosing the Company’s results of operations for the three-month period ended March 31, 2006 (the “Release”). The full text of the Release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

The Release included a non-GAAP financial measure, net income from operations per diluted share. Net income from operations differs from GAAP net income only by the exclusion of realized capital gains and losses, net of applicable federal income taxes, on investment activity for the period being reported. For the three-month periods ended March 31, 2006 and 2005, GAAP net income was $0.97 per diluted share and $1.00 per diluted share, respectively, while net income from operations was $0.98 per diluted share and $0.96 per diluted share for these same respective periods. For the three-month periods ended March 31, 2006 and 2005, the difference between GAAP net income per diluted share and net income from operations per diluted share was $0.01 and $(0.04), respectively, of realized capital gains and losses, net of applicable federal income taxes.

Management uses net income from operations because it believes this calculation better indicates the Company’s operating performance than GAAP net income because net income from operations excludes the sometimes volatile realized capital gains/losses, net of applicable federal income taxes, that can produce inconsistent results. Net income from operations provides a more consistent measure on which to predict future earnings of the Company.

Section 9. Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit No.	Description
99.1	Press release issued by State Auto Financial Corporation on April 25, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STATE AUTO FINANCIAL CORPORATION

Date: May 1, 2006	By	/s/ Steven J. Johnston
Treasurer and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release issued by State Auto Financial Corporation on April 25, 2006.